SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         March 1, 2004 (March 1, 2004)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                                 RCN Corporation
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    Delaware                      0-22825                   22-3498533
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   (State of               (Commission File No.)            (IRS Employer
Incorporation)                                           Identification Number)


                               105 Carnegie Center
                            Princeton, NJ 08540-6215
          -------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (609) 734-3700
          ------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Required FD Disclosure

         On March 1, 2004, RCN Corporation announced that negotiations with its senior secured lenders (the "Lenders"), members of an ad hoc committee of holders of its Senior Notes (the "Noteholders' Committee") and others on a consensual financial restructuring of its balance sheet are continuing. In connection with the continuing negotiations, RCN Corporation, the Lenders and members of the Noteholders' Committee have agreed to extend expiration of their previously announced forbearance agreements until March 15, 2004. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (a)    Exhibits

                Exhibit 99.1 RCN Corporation Press Release dated March 1, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RCN Corporation


                                    By:  /s/ W. Terrell Wingfield, Jr.
                                        -----------------------------------
                                    Name:   W. Terrell Wingfield, Jr.
                                    Title:  General Counsel and Corporate
                                             Secretary

Date: March 1, 2004

                                 EXHIBIT INDEX


Exhibit No.

99.1             RCN Corporation Press Release dated March 1, 2004.

                                                                  Exhibit 99.1

                                                            105 Carnegie Center
                                                            Princeton, NJ 08540

Contact:
Ellen Gonda, Brunswick Group, 212-333-3810
Barak Bar-Cohen, RCN Public Relations, 609-919-8144
Jim Downing, RCN Investor Relations, 609-734-3718

Restructuring Information:  www.rcntomorrow.com

              RCN Continues Financial Restructuring Negotiations;
              Extends Forbearance Agreements with Senior Lenders
                           and Noteholders Committee

PRINCETON, N.J., March 1, 2004 - RCN Corporation (Nasdaq: RCNC) announced today that negotiations with its senior secured lenders (the "Lenders"), members of an ad hoc committee of holders of its Senior Notes (the "Noteholders' Committee") and others on a consensual financial restructuring of its balance sheet are continuing. In connection with the continuing negotiations, the Company, the Lenders and members of the Noteholders' Committee have agreed to extend expiration of their previously announced forbearance agreements until March 15, 2004. RCN remains hopeful that these negotiations will lead to agreement on a consensual financial restructuring plan in the near term, although there is no assurance this will occur.

Under the forbearance agreements, the Lenders and members of the Noteholders' Committee have agreed not to declare any Events of Default, which they would be entitled but not required to do, under RCN's senior credit facilities or RCN's senior notes, respectively, as a result of RCN not making an interest payment on its 10 1/8% Senior Notes due 2010 (the "10 1/8% Senior Notes").

RCN has said that it expects any financial restructuring to be implemented through a reorganization of RCN Corporation under chapter 11. RCN believes that a consensual financial restructuring pursuant to a chapter 11 reorganization would achieve the most successful financial outcome for the company and its constituents. RCN does not intend that its market operating subsidiaries be included in such a chapter 11 filing, although there is no assurance this will occur. Additionally, it is anticipated that a filing at the holding company level would not have any adverse effect on customers and vendors. Since financial restructuring negotiations are ongoing, the treatment of existing creditor and stockholder interests in the company is uncertain at this time. However, RCN has said that the restructuring will likely result in a conversion of a substantial portion of its outstanding Senior Notes into equity and an extremely significant, if not complete, dilution of current equity.

RCN's objective is to reach agreement on a consensual financial restructuring plan during the current forbearance period. If financial restructuring negotiations were to proceed beyond that period or were to end, however, additional forbearance, waiver and/or amendment agreements would be needed to support RCN's continuing operations. In addition, in the absence of an agreement on a consensual financial restructuring upon expiration of the forbearance agreements, the Lenders and members of the Noteholders' Committee who hold 10 1/8% Senior Notes would be entitled, but not required, to declare RCN's senior credit facilities and the outstanding 10 1/8% Senior Notes, respectively, immediately due and payable.

Any acceleration of amounts due under RCN's senior credit facilities or the 10 1/8% Senior Notes would, due to cross default provisions in the Company's indentures governing its other senior notes, entitle, but not require, the holders of other senior notes to declare the Company's other senior notes immediately due and payable if they so choose. Holders of 10 1/8% Senior Notes that are not members of the Noteholders' Committee are not subject to the terms of the forbearance agreements. If acceleration of the Company's senior credit facilities and 10 1/8% Senior Notes were to occur, RCN would not, based on current and expected liquidity, have sufficient cash to pay the amounts that would be payable.

Although RCN is actively pursuing discussions towards a final agreement on a consensual financial restructuring, there can be no assurance that such an agreement will ultimately be reached, that RCN would be able to obtain further extensions of its forbearance agreements with the Lenders and members of the Noteholders' Committee, or that holders of 10 1/8% Senior Notes that are not members of the Noteholders' Committee will not declare an Event of Default under the 10 1/8% Senior Notes (which would terminate the forbearance agreement with Lenders), or seek other remedies available under applicable law or the terms of the 10 1/8% Senior Notes, prior to such time. RCN will continue to apply substantial effort and resources to reaching a formal agreement on a consensual financial restructuring while also continuing to evaluate the best alternatives for RCN under current circumstances and as discussions and events unfold.

RCN also noted that, as previously announced, it had deferred the interest payment that was scheduled to be made on February 15, 2004, of approximately $14.2 million with respect to its 9.80% Senior Discount Notes Due 2008 (the "9.80% Senior Notes"). In the event that RCN does not make this interest payment within 30 days beginning February 15, 2004, an Event of Default would arise with respect to the 9.80% Senior Notes and entitle, but not require, holders thereof to declare the outstanding 9.80% Senior Notes immediately due and payable. Absent final agreement on a consensual restructuring prior to March 15, 2004, unless the holders of the 9.80% Senior Notes exercise forebearance along with the Lenders and holders of the 10 1/8% Senior Notes, the information above regarding RCN's senior credit facilities and 10 1/8% Senior Notes would be applicable to the 9.80% Senior Notes as well.

For additional information about the restructuring process, please visit www.rcntomorrow.com.

ABOUT RCN CORPORATION

RCN Corporation (Nasdaq: RCNC - News) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington, D.C. metropolitan markets.

WHERE YOU CAN FIND MORE INFORMATION

We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after we have electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that we have filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN FORWARD-LOOKING STATEMENTS

Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of RCN's relevant constituents or otherwise successfully to reorganize, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and RCN's ability to adequately identify and disclose material information in future filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.

Restructuring Information: www.rcntomorrow.com

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